                                                                     EXHIBIT 4.4


                            EAST-WEST MERGERCO, INC.

                      1989 Non-statutory Stock Option Plan
                      ------------------------------------


SECTION 1.  PURPOSE

         This 1989 Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of East-West Mergerco, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of options ("options") that are not incentive stock options as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code"). The term "Subsidiaries" includes any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

SECTION 2.  OPTIONS TO BE GRANTED AND ADMINISTRATION

         2.1 ADMINISTRATION BY THE BOARD. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

         In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of
Section 5.1(c) hereof; and (iv) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1(a).

         2.2 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may appoint a Stock Option Committee (the "Committee") which shall consist of at least three members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however, caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

         2.3 POWERS OF COMMITTEE. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3.  STOCK

         3.1 SHARES SUBJECT TO PLAN. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 631,000 shares of Common Stock. Such number of shares shall be subject to increases or decreases (but not to a number of shares less than the aggregate number covered by outstanding options) at any time or from time to time by the Board. The number of shares covered by the plan also is subject to adjustment as provided in Section 7 hereof.

         3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and shall again become available for the grant of other options under the Plan.

SECTION 4.  ELIGIBILITY

         Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries.

SECTION 5.  TERMS OF THE OPTION AGREEMENTS

         5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

             (a) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

             (b) EXERCISE. Each option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Beard or the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

             (c) PURCHASE PRICE. The price at which shares may be purchased pursuant to the options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such option is granted, but shall not be less than the par value of shares of Common Stock.

             (d) TRANSFERABILITY OF OPTIONS. Options granted under this Plan and rights and privileges conferred hereby may not be hypothecated in any manner otherwise) other than by will or distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby contrary to the provisions of this Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such options shall thereupon terminate and become null and void.

             (e) TERMINATION OF EMPLOYMENT OR DEATH OF EMPLOYEE OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the option granted to the Optionee, options granted hereunder shall terminate on the earlier to occur of:

                 (i)  the date of expiration thereof; or

                 (ii) other than in the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship.

         An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

         In the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

         If an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or 12- months following the termination of relationship; and unless by its terms it sooner terminates and expires during such 12-month period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

         (f) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares of the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         5.2 The Board may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Board shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 6.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

         6.1 NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the Optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

         6.2 MEANS OF PAYMENT AND DELIVERY. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement, in shares of Common Stock of the Company having a fair market value equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock, or (iii) with the consent of the Committee or the Board, by a combination of (i) and (ii). For the purpose of the preceding sentence, the fair market value of the shares of Common Stock sc delivered to the Company shall be determined in accordance with procedures adopted by the Board. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to Section 6.1.

SECTION 7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         7.1 NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         7.2 STOCK DIVIDENDS, RECAPITALIZATION, ETC. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         7.3 DETERMINATION OF ADJUSTMENTS. Adjustments under this Section 7 shall be determined by the Board and such determinations shall be conclusive. The Board shall have the discretion and power in any such event to determine and to make effective for provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         7.4 NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

SECTION 8.  EFFECT OF CERTAIN TRANSACTIONS

         8.1 MERGERS WITH COMPANY AS SURVIVOR. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised.

         8.2 LIQUIDATIONS AND MERGERS IN WHICH COMPANY NOT SURVIVOR. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan: (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may bet each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of

Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Board may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Board; or (iii) all outstanding options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation, sale or disposition, provided that
(x) notice of such cancellation shall be given to each holder of an option and
(y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

SECTION 9.  AMOUNT OF THE PLAN

         The Board may amend the Plan at any time, and from time to time. Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 10.  NON-EXCLUSIVITY OF THE PLAN

         The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 11.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

         The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan Shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12.  EFFECTIVE DATE OF PLAN

         The effective date of the Plan shall be January 24, 1989, the date of its approval by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.